    As filed with the Securities and Exchange Commission on December 15, 1999

                                                   Registration No. 333-________


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                        WEITZER HOMEBUILDERS INCORPORATED
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



               Florida                             65-0502494
--------------------------------------------------------------------------------
(State or other jurisdiction of       (I.R.S. Employer Identification No.)
 incorporation or organization)


7270 NW 12th Street  Suite 410, Miami, Florida        33166
--------------------------------------------------------------------------------
   (Address of Principal Executive Offices)         (Zip Code)



                                 1999 Stock Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)


                             Sergio Pino, President
Weitzer Homebuilders Incorporated, 7270 NW 12th Street, Suite 410, Miami,
--------------------------------------------------------------------------------
                              Florida 33166
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (305) 599-8100
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
                                             Proposed
                                             maximum        Proposed maximum
Title of securities     Amount to be         offering           aggregate           Amount of
 to be registered      registered (1)       price per        offering price        registration
                                            share (2)                                fee (2)
-------------------------------------------------------------------------------------------------
Class A Common           10,000 shares         $1.4375           $14,375              $100.00
Stock ($.01 par
value)

(1) Pursuant to Rule 416(c), promulgated under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of securities to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

(2) Pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, the offering price is deemed to be equal to, and the amount of the registration fee is based upon, the average of the bid and asked price per share as of October 27, 1999.

                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in Weitzer Homebuilders Incorporated's 1999 Stock Plan, as specified by Rule 428 (b) (1), promulgated by the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                          (Not Required in Prospectus)


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by Registrant with the Commission are incorporated herein by reference.

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1998.

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since September 30, 1998, including but not limited to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, and the Registrant's Current Report on Form 8-K, detailing Registrant's transaction with Century Partners Group, Ltd., dated August 2, 1999.

          (c) The description of the Registrant's Common Stock contained in Registration Statements filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          In addition, all documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such document with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or superseded such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Article VIII of Registrant's By-laws provides for indemnification of officers, directors, agents and employees of Registrant as follows:

          Section 1.  Right to Indemnification. Each person (including here and
                      ------------------------
     hereinafter, the heirs, executors, administrators or estate of such person)
     (1) who is or was a director or officer of the Corporation or who is or was serving at the request of the Corporation in the position of a director, officer, trustee, partner, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, or (2) who is or was an agent or employee (other than an officer) of the Corporation and as to whom the Corporation has agreed to grant such indemnity, shall be indemnified by the Corporation as of right to the fullest extent permitted or authorized by current or future legislation or by current or future judicial or administrative decision (but, in the case of any future legislation or decision, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to the legislation or decision), against all fines, liabilities, settlements, costs and expenses, including attorneys' fees, asserted against him or incurred by him in his capacity as such director, officer, trustee, partner, agent or employee, or arising out of his status as such director, officer, trustee, partner, agent or employee. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and any such person against any such fine, liability, cost or expense, including attorneys' fees, whether or not the Corporation would have the legal power to directly indemnify him against such liability.

          Section 2.  Advances. Costs, charges and expenses (including
                      --------
     attorneys' fees) incurred by a person referred to in Section 1 of this
     Article VIII in defending a civil or criminal suit, action or proceeding may be paid (and, in the case of directors and officers of the Corporation, shall be paid) by the Corporation in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized by this Article VIII, and upon satisfaction of other conditions established from time to time by the Board of Directors or which may be required by current or future legislation (but, with respect to the future legislation, only to the extent that it provides conditions less burdensome than those previously provided).

          Section 3.  Savings Clause. If this Article VIII or any portion of it
                      --------------
     is invalidated on any ground by a court of competent jurisdiction, the Corporation shall nevertheless indemnify each director and officer of the Corporation to the fullest extent permitted by all portions of this Article VIII that has not been invalidated and to the fullest extent permitted by law.

     In addition, the Florida Business Corporation Act limits the liability of Directors of corporations, except in certain prescribed instances, including where a Director derived an improper personal benefit, either directly or indirectly.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to Directors, Officers and controlling persons of the Registrant pursuant to the provisions described above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          The exhibits filed as part of this Registration Statement are as follows:

             EXHIBIT      DESCRIPTION
             NUMBER       -----------
             -------

               5.1 Opinion of Akerman, Senterfitt & Eidson, P.A., as to the legality of the securities being offered hereunder.

               10.1       Weitzer Homebuilders Incorporated 1999 Stock Plan.

               23.1 The consent of Akerman, Senterfitt & Eidson, P.A., is included in the opinion filed as Exhibit 5.1 to the Registration Statement.

               23.2 Consent of McKean, Paul, Chrycy, Fletcher & Co., independent certified public accountants.

               23.3 Consent of PricewaterhouseCoopers LLP, independent accountants.

ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore unenforceable in the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by; such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy and as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 14th day of December, 1999.

                              WEITZER HOMEBUILDERS INCORPORATED



                              By:   /s/ Sergio Pino
                                 ---------------------------------------------
                                    Sergio Pino
                                    Chairman of the Board, President and Chief
                                    Executive Officer (Principal Executive
                                    Officer)

Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


           Signature                           Title                      Date
           ---------                           -----                      ----
/s/ Sergio Pino                    Chairman of the Board,           December 14, 1999
-------------------------------    President and Chief
Sergio Pino                        Executive Officer


/s/ Emiliano de la Fuente          Vice President of Finance        December 14, 1999
-------------------------------    (Principal Financial Officer)
Emiliano de la Fuente

/s/ Harry Weitzer                                                   December 14, 1999
-------------------------------
Harry Weitzer                      Director

/s/ Larry Hellring                                                  December 14, 1999
-------------------------------
Larry Hellring                     Director

/s/ Michael Ambrosio                                                December 14, 1999
-------------------------------
Michael Ambrosio                   Director

/s/ Armando Guerra                                                  December 14, 1999
-------------------------------
Armando Guerra                     Director

/s/ Jose Cancela                                                    December 14, 1999
-------------------------------
Jose Cancela                       Director